SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

______________________

FORM 8-K

Current Report Pursuant

to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

August 15, 2007

Green Plains Renewable Energy, Inc.

 (Exact name of registrant as specified in its charter)

Iowa

(State or other jurisdiction of incorporation)

001-32924	84-1652107
(Commission file number)	(IRS employer identification no.)

105 N. 31st Avenue, Suite 103, Omaha, Nebraska	68131
(Address of principal executive offices)	(Zip code)

(402) 884-8700

 (Registrant’s telephone number, including area code)

☒  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.  Entry into a Material Definitive Agreement.

On August 15, 2007, Green Plains Renewable Energy, Inc. (“Green Plains”) entered into an agreement and plan of merger with Great Lakes Cooperative (“Great Lakes”) pursuant to which Green Plains Grain Merger Sub, Inc., Green Plains’ wholly owned subsidiary, will merge with and into Great Lakes, with Great Lakes being the surviving entity. Pursuant to the merger agreement, subject to the terms and conditions set forth therein, Green Plains will acquire all of the outstanding shares of Great Lakes in exchange for cash and shares of Green Plains common stock immediately upon the closing of the proposed transaction.

Outstanding Great Lakes common stock A shares, common stock B shares and preferred stock shares will be exchanged for (i) an aggregate of 450,840 shares of Green Plains common stock, plus (ii) an aggregate of $12,500,000 in cash. The Green Plains common stock and the cash consideration will be divided among the outstanding Great Lakes shares on the closing date.

The shares Green Plains issued in the exchange will be registered on a Registration Statement on Form S-4. The closing of the transaction is subject to various conditions, including approval by Great Lakes’ shareholders. Green Plains will not be seeking shareholder approval of the proposed transaction from its shareholders.

A copy of the merger agreement is attached as Exhibit 99.1 to this Current Report and is incorporated herein by reference. The representations and warranties contained in the merger agreement are made for the purposes of allocation of risk and as conditions to closing, may be subject to exceptions in the disclosure schedules provided in accordance with the merger agreement, are not necessarily accurate or complete as made and should not be relied upon by any of our stockholders or potential investors.

Item 8.01.  Other Events.

On August 15, 2007, Green Plains issued a press release announcing that it had entered into the merger agreement with Great Lakes. A copy of the press release is attached as Exhibit 99.2.

Where You Can Find Additional Information

In connection with the proposed merger, Green Plains intends to file with the Securities and Exchange Commission ("SEC") a Registration Statement on Form S-4 that will include a proxy statement/prospectus and other relevant materials in connection with the proposed merger.

INVESTORS AND SECURITY HOLDERS OF GREEN PLAINS AND GREAT LAKES ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS AND THE OTHER RELEVANT MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT GREEN PLAINS, GREAT LAKES, AND THE MERGER.

The proxy statement/prospectus and other relevant materials (when they become available), and any other documents filed by Green Plains with the SEC, may be obtained free of charge at the SEC's website at www.sec.gov. In addition, investors and security holders may obtain free copies of the documents (when they become available) filed with the SEC by Green Plains by directing a request to: Green Plains Renewable Energy, Inc., Attn: Investor Relations, 105 N. 31st Avenue, Suite 103, Omaha, Nebraska 68131.

Green Plains and its executive officers and directors may be deemed to be participants in the solicitation of proxies from the equity holders of Great Lakes in favor of the merger. Information about the executive officers and directors of Green Plains and their ownership of Green Plains common stock is set forth in Green Plains’ Form 10-K for the fiscal year ended November 30, 2006, which was filed with the SEC on February 13, 2007, and other subsequent filings with the SEC. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Green Plains and its executive officers and directors in the merger by reading the proxy statement/prospectus regarding the merger when it becomes available.

Forward-Looking Statements

The foregoing statements regarding the proposed transaction between Green Plains and Great Lakes and the transactions related thereto include forward looking statements, which are subject to risks and uncertainties, including but not limited to the possibility that the proposed transaction with Great Lakes may not ultimately close for any of a number of reasons, such as Great Lakes not obtaining shareholder approval; that Green Plains will forego business opportunities while the transaction is pending; that prior to the closing of the transaction, the businesses of Green Plains and Great Lakes may suffer due to uncertainty; that, in the event the transaction is completed, the combination of Green Plains and Great Lakes may not result in a stronger company; and that the costs related to the transaction will exceed the benefits.

Item 9.01.  Financial Statements and Exhibits.

(d) Exhibits

Number	Description
99.1	Agreement and Plan of Merger by and between Green Plains Renewable Energy, Inc., Green Plains Grain Merger Sub, Inc., and Great Lakes Cooperative, dated August 15, 2007
99.2	Press Release, dated August 15, 2007

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 15, 2007	GREEN PLAINS RENEWABLE ENERGY, INC. By: /s/ Wayne B. Hoovestol Wayne B. Hoovestol Chief Executive Officer (Principal Executive Officer)

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